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                                   EXHIBIT 5
                       TO PRE-EFFECTIVE AMENDMENT NO. 1
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Nancy K. Bellis
(312) 258-5522

                                 March 15, 1994

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549-1004

   RE:  NORTHERN TRUST CORPORATION
        REGISTRATION STATEMENT NO. 33-52219 ON FORM S-4
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Ladies and Gentlemen:

        We are acting as counsel for Northern Trust Corporation, a Delaware corporation ("NTC"), in connection with NTC's filing of Registration Statement No. 33-52219 on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission covering the registration of common stock and associated Preferred Stock Purchase Rights of NTC ("NTC Common Stock"), to be issued pursuant to the Agreement and Plan of Reorganization dated December 12, 1993, as amended as of March 6, 1994 among NTC, Hazlehurst Merger Co., Hazlehurst & Associates Inc. and certain stockholders of Hazlehurst & Associates, Inc., and the related Agreement and Plan of Merger by and among NTC, Hazlehurst Merger Co., and Hazlehurst & Associates, Inc. (collectively, the "Agreements"). In that connection, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed necessary or appropriate for the purposes of this opinion.

        Based upon the foregoing, it is our opinion that:

          (1) NTC is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

          (2) NTC Common Stock has been duly authorized and, when issued as contemplated by the Agreements, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption "Legal Opinion" in the Registration Statement.

                                    Respectfully submitted,

                                    SCHIFF HARDIN & WAITE



                                    By: _______________________________
                                           Nancy K. Bellis